                                                                 EXHIBIT 23.3



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-96788, 33-96854, 33-96856, File No. 333-09361 and 333-4420),
of Crown Vantage Inc. of our report dated January 30, 1998, with respect to the consolidated financial statements of Crown Vantage Inc. incorporated by reference in the Annual Report on Form 10-K for the years ended December 28, 1997 and December 29, 1996 and our report on the financial statement schedule, on page 18 of this Form 10-K.



                                              ERNST & YOUNG LLP



San Francisco, California
March 24, 1998


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